Exhibit 99.1
Aqua America, Inc.
401(k) and Profit Sharing Plan
Financial Report
December 31, 2007

Aqua America, Inc. 401(k) and Profit Sharing Plan

December 31, 2007 and 2006

Report of Independent Registered Public Accounting Firm
To the Administrators
Aqua America, Inc. 401(k) and Profit Sharing Plan
We have audited the accompanying statements of net assets available for benefits of the Aqua America, Inc. 401(k) and Profit Sharing Plan as of December 31, 2007 and 2006, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Plan is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Plan’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
As more fully discussed in Note 8, effective January 1, 2008, the Plan changed its name to the Aqua America, Inc. 401(k) Plan. In addition, the Aqua America, Inc. Thrift Plan, the Aqua America, Inc. Employees 401(k) Savings Plan and Trust and the Personal Savings Plan for Local 473 Employees of the Philadelphia Suburban Division of Aqua Pennsylvania, Inc. were merged into the Plan.
In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Aqua America, Inc. 401(k) and Profit Sharing Plan as of December 31, 2007 and 2006, and the changes in net assets available for benefits for the years then ended in conformity with accounting principles generally accepted in the United States of America.
Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplementary schedules of assets (held at end of year) as of December 31, 2007 and reportable transactions for the year ended December 31, 2007, are presented for the purpose of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor’s Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These supplementary schedules are the responsibility of the Plan’s management. The supplementary schedules have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.
/s/ BEARD MILLER COMPANY LLP
Beard Miller Company LLP
Reading, Pennsylvania
June 26, 2008

Aqua America, Inc. 401(k) and Profit Sharing Plan
Statements of Net Assets Available for Benefits
December 31, 2007 and 2006

	2007	2006
Assets

Investments at fair value	$11,179,553	$9,338,013

Employer contributions receivable	467,913	363,750
Participants’ contributions receivable	36,489	45,406

Net assets reflecting all investments at fair value	11,683,955	9,747,169

Adjustment from fair value to contract value for fully benefit-responsive investment contract	16,471	18,267

Net Assets Available for Benefits	$11,700,426	$9,765,436

See notes to financial statements.

Aqua America, Inc. 401(k) and Profit Sharing Plan
Statements of Changes in Net Assets Available for Benefits
Years Ended December 31, 2007 and 2006

	2007	2006

Investment Income
Interest and Dividends	$603,058	$378,506
Net depreciation in fair value of investments	(101,845)	(131,558)

Total Investment Income	501,213	246,948

Contributions
Employer	865,687	721,735
Participants	1,316,488	1,111,965
Participant rollovers	37,560	415,906

Total Contributions	2,219,735	2,249,606

Plan Transfer from
Aqua America, Inc. Employees 401(k) Savings Plan and Trust	8,564	—
Hydraulics, Ltd. Retirement Plan	93,941	—

Total Plan Transfers	102,505	—

Benefits Paid to Participants	(885,979)	(325,676)

Administrative Expenses	(2,484)	(2,606)

Net Increase in Net Assets Available for Benefits	1,934,990	2,168,272

Net Assets Available for Benefits — Beginning of Year	9,765,436	7,597,164

Net Assets Available for Benefits — End of Year	$11,700,426	$9,765,436

See notes to financial statements.

Aqua America, Inc. 401(k) and Profit Sharing Plan
Notes to Financial Statements
December 31, 2007 and 2006
Note 1 — Description of Plan
The following description of the Aqua America, Inc. 401(k) and Profit Sharing Plan (the “Plan”) is provided for general information purposes only. Participants should refer to the Plan document for more complete information.
General
The Plan, is a defined contribution plan sponsored by Aqua America, Inc. Direct and indirect subsidiaries of Aqua America, Inc. that adopt the Plan are participating employers. All participating employers are referred to herein as the “Company”. The Plan is designed to conform to all the provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and with the applicable provisions of the Internal Revenue Code and the regulations thereunder. Generally, employees of the Company who were hired on or after April 1, 2003 are eligible to participate in the Plan. Notwithstanding the foregoing, the following are excluded: (i) bargaining unit employees unless their union contract provides for participation in the Plan, (ii) leased employees, (iii) nonresident aliens and (iv) persons performing services who are classified by the Company as other common law employees. If eligible, employees become participants in the Plan on the January 1, April 1, July 1, or October 1 coinciding with or next following the later of the completion of six months of service or the date the employee becomes a member of an eligible class of employees.
Contributions
Participants may elect to contribute from 1% to 25% of their pretax compensation pursuant to a salary deferral election, up to a maximum of $15,500 in 2007 and $15,000 in 2006, which are partially matched by the Company. Participants may also invest from 1% to 10% of their after-tax compensation, which is not matched by the Company. Additionally, participants who are age 50 or who will attain age 50 prior to the end of the plan year may make an additional deferral contribution (“Catch-Up”), provided the participant made the maximum amount of deferral contributions permitted under the Plan. The maximum amount of allowable catch-up contribution for 2007 and 2006 is $5,000. Participants may also make transfers between funds or suspend their contributions at any time, and may contribute amounts representing distributions from other qualified defined benefit or contribution plans (“Rollovers”).
The Plan provides for employer contributions as follows:
Employer Matching Contributions
The Company will make a matching contribution equal to 50% of the first 6% of a participant’s compensation which is contributed to the Plan on a pre-tax basis. Matching contributions will be made to the Plan in the form of cash that is used for the purchase of Aqua America, Inc. common stock.

Aqua America, Inc. 401(k) and Profit Sharing Plan
Notes to Financial Statements
December 31, 2007 and 2006
Note 1 — Description of Plan (Continued)
Contributions (Continued)
Discretionary Contributions
The Company may make additional discretionary contributions to the Plan for the benefit of active participants. Discretionary contributions will be allocated to active participant accounts on a pro-rated basis based on each participant’s compensation compared to the compensation of all active participants. This discretionary contribution will be made to the Plan in the form of cash that is used for the purchase of Aqua America, Inc. common stock. The Company did not make any discretionary contributions for 2007 or 2006.
Employer Profit Sharing Contributions
The Company may, at its discretion, make a profit sharing contribution to the Plan to benefit all eligible employees as of the last date of the Plan year. The profit sharing contribution will be made in the form of cash. The Company made profit sharing contributions during 2007 and 2006 of $456,797 and $350,321, respectively.
Employer Performance Contributions
The Company may, at its discretion, make an employer performance contribution on behalf of eligible participants if certain established performance goals are achieved. Performance contributions are to be made to the Plan in the form of cash, Company stock, or any combination thereof. The Company did not make any performance contributions during 2007 and 2006.
Participants’ Accounts
Each participant’s account is credited with the participant’s contribution and allocations of the Company’s contribution and Plan earnings. Allocations are based on participant contributions or account balances, as defined by the Plan document.
Vesting
Each participant will always be 100% vested in their pre-tax contribution, after-tax contribution, rollover contribution and performance contribution accounts. Participants become 100% vested in their matching contribution account after three years of service and in their profit sharing contribution account after three years of service. A “year of service” for vesting purposes means each plan year (the calendar year) in which the participant is credited with 1,000 or more hours of service.
Common Stock Fund
Matching contributions and discretionary contributions may be made in cash or invested in Aqua America, Inc. common stock. Participants who are 100% vested in this fund have an opportunity to elect that any dividends with respect to Aqua America, Inc. common stock held be paid in cash rather than being allocated to their account to be invested in additional shares of Aqua America, Inc. common stock.

Aqua America, Inc. 401(k) and Profit Sharing Plan
Notes to Financial Statements
December 31, 2007 and 2006
Note 1 — Description of Plan (Continued)
Investment Options
Participants can direct, at the time they enroll in the Plan, that their salary deferral and voluntary contributions be invested entirely in one of the funds offered by the Plan or divided among the funds. Subject to compliance with applicable state and federal securities laws, the Plan also permits participants to acquire an interest in Aqua America, Inc. common stock. Participants may change their investment instructions and reinvest their contributions in a different fund or funds at any time.
Payment of Benefits
Distributions from the Plan are normally made shortly after the participant’s retirement, death or disability. If the participant’s account balance does not exceed $1,000, the participant will receive a lump-sum distribution as soon as practicable following termination of employment. Withdrawals will be made in cash or shares of Aqua America, Inc. common stock, to the extent permitted by law. Under certain circumstances, a participant may withdraw all or a portion of the employee contributions while still employed.
Loans Due from Participants
Participants may borrow funds from their account balance equal to the lesser of $50,000 or 50% of their vested account balance for a period not to exceed five years, unless the loan is used to purchase the participant’s principal residence. Repayment is made through payroll deductions. All new loans are issued at an interest rate of prime plus 1%.
Plan Forfeitures
Forfeited non-vested accounts are used first to restore any non-vested amounts (if a participant received a distribution and forfeited his non-vested account and resumed employment as a covered employee and repays the full amount of the distribution) then shall be applied as promptly as practicable to reduce employer contributions. Contributions made by the Company are netted against forfeited, non-vested amounts that accumulate during the year. Employer contributions were reduced by $5,642 and $9,956 during 2007 and 2006 respectively, as a result of forfeited nonvested accounts. The balance in the forfeiture account was $24,338 and $22,968 as of December 31, 2007 and 2006, respectively.
Plan Amendment or Termination
Although the Company does not intend to terminate the Plan it may do so at its discretion, subject to the provisions of ERISA. All interests of the participants would be distributed to them in accordance with applicable provisions of the Internal Revenue Code.

Aqua America, Inc. 401(k) and Profit Sharing Plan
Notes to Financial Statements
December 31, 2007 and 2006
Note 2 — Summary of Significant Accounting Policies
A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements follows:
Basis of Accounting
The accompanying financial statements have been prepared using the accrual basis.
As described in Financial Accounting Standards Board Staff Position, FSP AAG INV-1 and SOP 94-4-1, Reporting of Fully Benefit-Responsive Investment Contracts Held by Certain Investment Companies Subject to the AICPA Investment Company Guide and Defined-Contribution Health and Welfare and Pension Plans (the ”FSP”), investment contracts held by a defined-contribution plan are required to be reported at fair value. However, contract value is the relevant measurement attribute for that portion of the net assets available for benefits of a defined-contribution plan attributable to fully benefit-responsive investment contracts because contract value is the amount participants would receive if they were to initiate permitted transactions under the terms of the plan. As required by the FSP, the Statement of Net Assets Available for Benefits presents the fair value of the investment contracts as well as the adjustment of the fully benefit-responsive investment contracts from fair value to contract value. The Statement of Changes on Net Assets Available for Benefits is prepared on a contract value basis.
Use of Estimates
The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires the Plan’s management to use estimates and assumptions that affect the accompanying financial statements and disclosures. Actual results could differ from these estimates.
Administration
The Plan is administered by a committee (the “Committee”) consisting of three or more individuals selected by and who may be removed at any time by the Board of Directors of Aqua America, Inc. The Committee members may be employees of Aqua America, Inc. and may be participants in the Plan. The Committee members receive no compensation from the Plan for their services in such capacity. The Committee has extensive administrative powers in connection with the Plan, including authority to interpret the provisions of the Plan, to adopt rules for its administration and to make other decisions with respect to the Plan.
The trustee for the Plan’s funds invests the funds as instructed. The principal duties of the trustee are to receive all contributions made to the Plan and to make investments and pay benefits.
Substantially all of the administrative expenses of the Plan are paid by the Company.

Aqua America, Inc. 401(k) and Profit Sharing Plan
Notes to Financial Statements
December 31, 2007 and 2006
Note 2 — Summary of Significant Accounting Policies (Continued)
Investment Valuation
The Plan’s investments are stated at fair value. Investments in registered investment companies are valued at quoted market prices which represents the net asset value of shares held by the Plan. Common/collective trust funds are valued at unit value, which represents the fair value of the underlying assets. Therefore, the value of common/collective trust fund is at fair value. The fair value of the underlying assets which are deemed fully benefit-responsive investment contracts is calculated by discounting the related cash flows based on current yields of similar investments with comparable durations. Aqua America, Inc. stock is valued at its quoted market price. Loans to participants and cash are valued at their outstanding balances, which approximates fair value.
Investments of the Plan are exposed to various risks, such as interest rate, market, and credit. Due to the level of risk associated with certain investments and the level of uncertainty related to changes in the value of investments, it is at least reasonably possible that changes in risks in the near term would materially affect investment assets reported in the statement of net assets available for benefits.
Dividend income is recorded on the ex-dividend date and interest income is recorded when earned. Realized gains and losses on the sale of the Aqua America, Inc. stock are based on average cost of the securities sold. Purchases and sales are recorded on a trade date basis.
Investment Fees
Net investment returns reflect certain fees paid by the investment advisors, transfer agents, and others as further described in each fund prospectus or other published documents. These fees are deducted prior to allocation of the Plan’s investment activity and thus are not separately identifiable as an expense.
Payments of Benefits
Benefits are recorded when paid.
New Accounting Pronouncements
In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 157, “Fair Value Measurements.” This statement defines fair value, establishes a framework for using fair value to measure assets and liabilities, and expands disclosures about fair value measurements. The statement applies when other statements require or permit the fair value measurement of assets and liabilities. This statement does not expand the use of fair value measurement. In February 2008, the FASB issued FASB Staff Position No. 157-2, “Effective Date of FASB Statement No. 157” (FSP 157-2). FSP 157-2 delays the effective date of SFAS No. 157 for certain non-financial assets and liabilities to fiscal years beginning after November 15, 2008. The Plan adopted SFAS No. 157 as required on January 1, 2008 for all financial assets and liabilities, and this statement did not have a material impact on the Plan’s financial statements except for expanded disclosures.

Aqua America, Inc. 401(k) and Profit Sharing Plan
Notes to Financial Statements
December 31, 2007 and 2006
Note 3 — Investments
The following table presents the fair value of investments:

Investments	2007		2006

Investments at fair value, by reference to quoted market prices:

Registered investment companies:
American Century Balanced Fund	$562,841		$497,041	*
American Century Equity Index Fund	—		639,030	*
American Century International Growth Fund	674,499	*	513,583	*
American Century Strat. Alloc. Mod. Fund	746,007	*	605,581	*
American Century Value Fund	811,248	*	866,929	*
American Century Vista Fund	1,057,263	*	661,203	*
JP Morgan Equity Index Fund	711,182	*	—
JP Morgan U.S. Small Company Fund	—		688,134	*
LKCM SC Equity Fund	683,581	*	—
Other registered investment companies	1,611,029		971,727

Total Registered Investment Companies	6,857,650		5,443,228

Stock:
Aqua America, Inc. Common Stock	2,696,785	*	2,499,938	*

Total Investments at Fair Value, by Reference to Quoted Market Prices	9,554,435		7,943,166

Investments at fair value:
Common/Collective Funds:
American Century Stable Asset Fund	—		972,060	*, **
JP Morgan Stable Asset Income Fund	1,152,499	*, **	—

Investments at estimated fair value:
Loans due from participants	472,619		404,602
Uninvested cash	—		18,185

Total Investments at Estimated Fair Value	472,619		422,787

Total Investments	$11,179,553		$9,338,013

*	Investment represented 5% or more of the Plan’s net assets available for benefits in the respective plan year.

**	Contract value of $1,168,970 and $990,327 for 2007 and 2006, respectively

Aqua America, Inc. 401(k) and Profit Sharing Plan
Notes to Financial Statements
December 31, 2007 and 2006
Note 3 — Investments (Continued)
The Plan’s investments (including gains and losses on investments bought and sold, as well as held during the year) appreciated (depreciated) in value during the years ended December 31, 2007 and 2006 as follows:

	2007	2006

Common stock	$(204,659)	$(386,842)
Common collective fund	52,085	—
Registered investment companies	50,729	255,284

Total	$(101,845)	$(131,558)

Note 4 — Nonparticipant-Directed Investments
Information about the net assets available for benefits as of December 31, 2007 and 2006 and the significant components of the changes in net assets relating to the nonparticipant-directed investments for the years ended December 31, 2007 and 2006 is as follows:

	2007	2006
Net Assets:

Aqua America, Inc. common stock	$1,113,399	$909,503
Uninvested cash	—	18,185

	1,113,399	927,688
Employer contribution receivable	11,116	13,429

Total	$1,124,515	$941,117

Changes in Net Assets:
Contributions	$408,890	$371,414
Interest and dividends	21,833	14,698
Net depreciation	(85,789)	(143,000)
Interfund transfers	(76,312)	—
Benefits paid to participants	(85,224)	(28,872)

Total	$183,398	$214,240

Aqua America, Inc. 401(k) and Profit Sharing Plan
Notes to Financial Statements
December 31, 2007 and 2006
Note 5 — Related Party and Party-in-Interest Transactions
Certain Plan investments are shares of registered investment companies managed by J.P. Morgan Retirement Plan Services and American Century Investments, a related party of J.P. Morgan. J.P. Morgan Retirement Plan Services is the trustee as defined by the Plan and, therefore, these transactions qualify as party-in interest transactions. Investment management fees paid to J.P Morgan and American Century investments for the years 2007 and 2006 were $26,152 and $20,951, respectively.
Employer matching contributions are invested in common stock of the Plan Sponsor. Participants may also elect to invest in Plan Sponsor common stock. These transactions qualify as related party and party-in-interest transactions. Total purchases at market value related to the stock for 2007 and 2006 were $1,267,110 and $963,825, respectively. Total sales at market value related to the stock for 2007 and 2006 were $874,123 and $177,487, respectively.
Note 6 — Tax Status
The Internal Revenue Service issued a determination letter dated September 30, 2003, which stated that the Plan and related trust qualified under applicable provisions of the Internal Revenue Code (IRC) and, therefore, are exempt from federal income taxes. The Plan has been amended since receiving the determination letter. However, the Plan administrator and the Plan’s counsel believe that the Plan is designed and is currently being operated in compliance with applicable requirements of the IRC. Therefore, no provision for income taxes has been included in the Plan’s financial statements.
Note 7 — Plan Amendment
The Hydraulics, Ltd. Retirement Plan, a frozen plan sponsored by Aqua North Carolina, Inc. as successor to Hydraulics, Ltd., was merged with and into the Plan, which resulted in the Hydraulics, Ltd. Retirement Plan third party administrators transferring $93,941 into the Plan during 2007.
Note 8 — Subsequent Event
Effective January 1, 2008, the Plan’s name was changed to the Aqua America, Inc. 401(k) Plan and the Aqua America, Inc. Thrift Plan, the Aqua America, Inc. Employees 401(k) Savings Plan and Trust and the Personal Savings Plan for Local 473 Employees of the Philadelphia Suburban Division of Aqua Pennsylvania, Inc. , plans sponsored by Aqua America, Inc. or its subsidiaries, were merged into the Plan. Until on or about June 2, 2008, multiple Trust Funds were maintained under the Aqua America, Inc. 401(k) Plan; on or about June 2, 2008, such Trust Funds were merged resulting in one Trust Fund under the Plan with T. Rowe Price Trust Company appointed as the Trustee for the Aqua America, Inc. 401(k) Plan.

Aqua America, Inc. 401(k) and Profit Sharing Plan
Notes to Financial Statements
December 31, 2007 and 2006
Note 9 — Reconciliation to Form 5500
The following is a reconciliation of investments at contract value per the financial statements at December 31, 2007 to Form 5500:

		2007

Investments at fair value per the financial statements		$11,179,553

Adjustment from fair value to contract value for fully benefit-responsive investment contract		16,471

Investments at contract value		11,196,024

Transfers of investments from merged plans at contract value *
Aqua America, Inc. Employees 401(k) Savings Plan and Trust	$45,241,296
Aqua America, Inc. Thrift Plan	39,381,263
Personal Savings Plan for Local 473 Employees of the Philadelphia Suburban Division of Aqua Pennsylvania, Inc.	14,076,912	98,699,471

Investments at contract value per Form 5500		$109,895,495

Aqua America, Inc. 401(k) and Profit Sharing Plan
Notes to Financial Statements
December 31, 2007 and 2006
Note 9 — Reconciliation to Form 5500 (Continued)
The following is reconciliation of receivables per the financial statements at December 31, 2007 to Form 5500:

	2007	2007
	Employer	Participant

Receivables per the financial statements	$467,913	$36,489

Transfers of receivables from merged plans *
Aqua America, Inc. Employees 401(k) Savings Plan and Trust	11,751	30,044
Aqua America, Inc. Thrift Plan	1,373	4,076
Personal Savings Plan for Local 473 Employees of the Philadelphia Suburban Division of Aqua Pennsylvania, Inc.	3,947	16,205

Receivables per Form 5500	$484,984	$86,814

The following is reconciliation of investments at fair value per the financial statements at December 31, 2006 to Form 5500:

2006

Investments in common/collective fund at fair value per the financial statements	$972,060

Adjustment from fair value to contract value for fully benefit-responsive investment contract	18,267

Investments in common/collective fund at contract value per Form 5500	$990,327

*	As described in Note 8 — Subsequent Event, the Plan merged with three other plans of the sponsor and concurrently changed its name to Aqua America, Inc. 401(k) Plan on January 1, 2008. The effect of the merger was reported on a pro forma basis on Form 5500 as of December 31, 2007. As a result, the transfer of assets into the Plan from the Aqua America, Inc. Employees 401(k) Savings Plan and Trust, the Aqua America, Inc. Thrift Plan and the Personal Savings Plan for Local 473 Employees of the Philadelphia Suburban Division of Aqua Pennsylvania, Inc. has been reported on Form 5500 as if the merger occurred on December 31, 2007.

Aqua America, Inc. 401(k) and Profit Sharing Plan
Schedule of Assets (Held at End of Year)
Form 5500 — Schedule H — Line 4i
EIN: 23-1702594
PN: 005
December 31, 2007

				Current
(a)	Identity of Issue (b)	Description of Investment (c)	Cost (d)	Value (e)

*	American Century Balanced Fund	Registered Investment Company	N/A	$562,841
*	American Century International Growth Fund	Registered Investment Company	N/A	674,499
*	American Century My Retirement Portfolio	Registered Investment Company	N/A	7,034
*	American Century My Retirement Portfolio — 2015	Registered Investment Company	N/A	67,106
*	American Century My Retirement Portfolio — 2025	Registered Investment Company	N/A	89,157
*	American Century My Retirement Portfolio — 2035	Registered Investment Company	N/A	105,915
*	American Century My Retirement Portfolio — 2045	Registered Investment Company	N/A	175,800
*	American Century Strategic Allocation Moderate Fund	Registered Investment Company	N/A	746,007
*	American Century Value Fund	Registered Investment Company	N/A	811,248
*	American Century Vista Fund	Registered Investment Company	N/A	1,057,263
	Columbia Midcap Value Fund	Registered Investment Company	N/A	84,587
*	JP Morgan Equity Index	Registered Investment Company	N/A	711,182
*	JP Morgan Intrepid Growth	Registered Investment Company	N/A	565,663
	LKCM SC Equity Fund	Registered Investment Company	N/A	683,581
	PIMCO Total Return Fund	Registered Investment Company	N/A	426,284
	SSGA International Stock fund	Registered Investment Company	N/A	89,483
*, **	JP Morgan Stable Asset Income Fund	Common/Collective Fund	N/A	1,168,970
*	Aqua America, Inc.	Common Stock	$2,696,036	2,696,785
*	Participant Loans	Participant Loans (interest rate 4.5% to 10.0%)	0	472,619

				$11,196,024

Aqua America, Inc. 401(k) and Profit Sharing Plan
Schedule of Assets (Held at End of Year)
Form 5500 — Schedule H — Line 4i
EIN: 23-1702594
PN: 005
December 31, 2007
Transferred in from Aqua America, Inc. Employees 401(k) Savings Plan and Trust (1)

				Current
(a)	Identity of Issue (b)	Description of Investment (c)	Cost (d)	Value (e)

(2)	American Century Balanced Fund	Registered Investment Company	N/A	$3,564,172
(2)	American Century International Growth Fund	Registered Investment Company	N/A	1,042,766
(2)	American Century My Retirement Portfolio	Registered Investment Company	N/A	51,186
(2)	American Century My Retirement Portfolio — 2015	Registered Investment Company	N/A	213,128
(2)	American Century My Retirement Portfolio — 2025	Registered Investment Company	N/A	143,430
(2)	American Century My Retirement Portfolio — 2035	Registered Investment Company	N/A	71,295
(2)	American Century My Retirement Portfolio — 2045	Registered Investment Company	N/A	144,658
(2)	American Century Strategic Allocation Moderate Fund	Registered Investment Company	N/A	1,092,919
(2)	American Century Value Fund	Registered Investment Company	N/A	2,023,938
(2)	American Century Vista Fund	Registered Investment Company	N/A	3,412,031
	Columbia Midcap Value Fund	Registered Investment Company	N/A	341,762
(2)	JP Morgan Equity Index Fund	Registered Investment Company	N/A	1,755,763
(2)	JP Morgan Intrepid Growth Fund	Registered Investment Company	N/A	7,023,912
	LKCM SC Equity Fund	Registered Investment Company	N/A	684,863
	PIMCO Total Return Fund	Registered Investment Company	N/A	763,397
	SSGA International Stock fund	Registered Investment Company	N/A	271,601
(2)	JP Morgan Stable Asset Income Fund	Common/Collective Trust Fund	N/A	4,181,065
(2)	Aqua America, Inc.	Common Stock	$7,844,314	17,473,317
(2)	Participant Loans	Participant Loans (interest rate 4.00% to 8.25%)	0	986,093

				$45,241,296

Aqua America, Inc. 401(k) and Profit Sharing Plan
Schedule of Assets (Held at End of Year)
Form 5500 — Schedule H — Line 4i
EIN: 23-1702594
PN: 005
December 31, 2007
Transferred in from Aqua America, Inc. Thrift Plan (1)

				Current
(a)	Identity of Issue (b)	Description of Investment (c)	Cost (d)	Value (e)

	AIM Technology Fund	Registered Investment Company	N/A	$136,453
	American Century Aggressive Pd Advisor	Registered Investment Company	N/A	4,813,928
	American Century Conservative Pd Advisor	Registered Investment Company	N/A	109,429
	American Century Income & Growth Fund	Registered Investment Company	N/A	622,953
	American Century Large Company Value Fund	Registered Investment Company	N/A	234,018
	American Century Moderate Pd Advisor	Registered Investment Company	N/A	2,960,053
	American Century Vista Fund	Registered Investment Company	N/A	341,215
(2)	BlackRock Large Cap Value Equity Portfolio	Registered Investment Company	N/A	1,403,185
(2)	BlackRock Managed Income Portfolio	Registered Investment Company	N/A	583,017
(2)	BlackRock Small Cap Core Equity Portfolio	Registered Investment Company	N/A	48,528
(2)	BlackRock Small Cap Growth Class A Portfolio	Registered Investment Company	N/A	1,450,242
(2)	BlackRock Small Cap Value Class A Portfolio	Registered Investment Company	N/A	215,848
	Calvert New Vision Small Cap Fund	Registered Investment Company	N/A	27,863
	Federated Capital Appreciation Fund	Registered Investment Company	N/A	509,055
	Federated Mid-Cap Index Fund	Registered Investment Company	N/A	673,074
	Franklin Small Cap Value A	Registered Investment Company	N/A	10,940
	Janus Adviser Growth & Income Fund	Registered Investment Company	N/A	1,273,298
	Janus Adviser International Growth Fund	Registered Investment Company	N/A	1,816,872

Aqua America, Inc. 401(k) and Profit Sharing Plan
Schedule of Assets (Held at End of Year)
Form 5500 — Schedule H — Line 4i
EIN: 23-1702594
PN: 005
December 31, 2007
Transferred in from Aqua America, Inc. Thrift Plan (1) (Continued)

				Current
(a)	Identity of Issue (b)	Description of Investment(c)	Cost (d)	Value (e)

	Pioneer Find Class Y	Registered Investment Company	N/A	9,540
	T. Rowe Price Retirement 2010 R	Registered Investment Company	N/A	156,571
	T. Rowe Price Retirement 2020 R	Registered Investment Company	N/A	467,228
	T. Rowe Price Retirement 2030 R	Registered Investment Company	N/A	300,347
	T. Rowe Price Retirement 2040 R	Registered Investment Company	N/A	$34,841
	T. Rowe Price Retirement 2050 R	Registered Investment Company	N/A	6,923
	Aetna Life Insurance Company Fixed Income Account	Guaranteed Investment Contracts	N/A	4,498,957
(2)	Aqua America, Inc.	Company Common Stock	7,008,248	16,380,476
		Cash	1,005	1,005
(2)	Participant Loans	Participant Loans (interest rate 5.0% to 6.0%)	0	295,404

				$39,381,263

Aqua America, Inc. 401(k) and Profit Sharing Plan
Schedule of Assets (Held at End of Year)
Form 5500 — Schedule H — Line 4i
EIN: 23-1702594
PN: 005
December 31, 2007
Transferred in from Personal Savings Plan for Local 473 Employees of the Philadelphia Suburban Division of Aqua Pennsylvania, Inc. (1)

				Current
(a)	Identity of Issue (b)	Description of Investment (c)	Cost (d)	Value (e)

	AIM Technology Fund	Registered Investment Company	N/A	$73,353
	American Century Strategic Asset Allocation — Aggressive	Registered Investment Company	N/A	2,836,607
	American Century Strategic Asset Allocation — Conservative	Registered Investment Company	N/A	32,806
	American Century Income & Growth Fund	Registered Investment Company	N/A	239,109
	American Century Large Company Value Fund	Registered Investment Company	N/A	84,765
	American Century Strategic Asset Allocation — Moderate	Registered Investment Company	N/A	1,111,929
	American Century Vista Fund	Registered Investment Company	N/A	167,801
(2)	BlackRock Large Cap Value Equity Portfolio	Registered Investment Company	N/A	555,802
(2)	BlackRock Managed Income Portfolio	Registered Investment Company	N/A	500,958
(2)	BlackRock Small Cap Core Portfolio	Registered Investment Company	N/A	24,103
(2)	BlackRock Small Cap Growth Equity Portfolio	Registered Investment Company	N/A	831,797
(2)	BlackRock Small Cap Value Equity Portfolio	Registered Investment Company	N/A	112,979
	Calvert New Vision Small Cap Fund	Registered Investment Company	N/A	13,861
	Federated Capital Appreciation Fund	Registered Investment Company	N/A	181,690
	Federated Mid-Cap Index Fund	Registered Investment Company	N/A	322,820
	Franklin Small cap Value Fund	Registered Investment Company	N/A	1,054
	Janus Adviser Growth & Income Fund	Registered Investment Company	N/A	431,262
	Janus Adviser International Fund	Registered Investment Company	N/A	858,815

Aqua America, Inc. 401(k) and Profit Sharing Plan
Schedule of Assets (Held at End of Year)
Form 5500 — Schedule H — Line 4i
EIN: 23-1702594
PN: 005
December 31, 2007
Transferred in from Personal Savings Plan for Local 473 Employees of the Philadelphia Suburban Division of Aqua Pennsylvania, Inc. (1) (Continued)

				Current
(a)	Identity of Issue (b)	Description of Investment (c)	Cost (d)	Value (e)

	Pioneer Fund	Registered Investment Company	N/A	68,201
	T. Rowe Price Retirement 2010 R	Registered Investment Company	N/A	62,582
	T. Rowe Price Retirement 2020 R	Registered Investment Company	N/A	64,627
	T. Rowe Price Retirement 2030 R	Registered Investment Company	N/A	155,378
	T. Rowe Price Retirement 2040 R	Registered Investment Company	N/A	$8,661
	ING Life Insurance and Annuity Company Fixed Income Account	Guaranteed Investment Contract	N/A	2,089,064
(2)	Aqua America, Inc.	Company Common Stock	1,558,811	2,728,845
(2)	Aqua America, Inc. Stock Liquidity Fund	Cash	1,042	1,042
(2)	Participant Loans	Participant Loans (interest rate 5.0% to 6.0%)	0	517,001

				$14,076,912

				$109,895,495

(1)	As described in Note 8 — Subsequent Event of the Aqua America, Inc. 401(k) and Profit Sharing Plan financial statements, the Plan merged with three other plans of the sponsor and concurrently changed its name to Aqua America, Inc. 401(k) Plan on January 1, 2008. The effect of the merger was reported on a pro forma basis on Form 5500 as of December 31, 2007. As a result, the transfer of assets into this Plan has been reported on Form 5500 as if the merger occurred on December 31, 2007. The above Schedule of Assets includes the assets of the other plans, in addition to the Plan.

(2)	Represents a party-in-interest to respective plan

*	Represents a party-in-interest to the Plan.

**	Fair Value = $1,152,499

N/A	Historical cost has not been presented as investment is participant directed.

Aqua America, Inc. 401(k) and Profit Sharing Plan
Schedule of Reportable Transactions
Form 5500 — Schedule H — Line 4j
EIN: 23-1702594
PN: 005
Year Ended December 31, 2007

					Current Value
					of Asset on
		Purchase	Selling		Transaction
Identity of Party Involved (a)	Description of Asset (b)	Price (c)	Price (d)	Cost (g)	Date (h)	Net Gain (i)

Aqua America, Inc. *	Common stock	$1,267,110	$—	$1,267,110	$1,267,110	$—
Aqua America, Inc. *	Common stock		874,123	841,050	874,123	33,073

*	Represents a party-in-interest to the Plan